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                                                                    EXHIBIT 99.1

                                 ANDREW L. WAITE
                              3739 KNOLLWOOD STREET
                              HOUSTON, TEXAS 77019

April 3, 2006

Mr. Douglas E. Swanson
President and Chief Executive Officer
Oil States International, Inc.
Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas 77002

Dear Doug,

After careful consideration I have regrettably concluded that, given the time commitments required to fulfill my obligations to SCF Partners and my role on the Board of Directors of a number of other public and private companies, I will be unable to stand for re-election to the Board of Directors of Oil States International, Inc. ("Oil States") at the upcoming Annual Meeting.

It has been both a privilege and a pleasure to serve on the Board of Oil States and its predecessor entity for the past eleven years and I wish you and your colleagues every success in the future.

Sincerely,

/s/ Andrew L. Waite

Andrew L. Waite